As filed with the Securities and Exchange Commission on October 7, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 2, 2008

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina (Address of principal executive offices)	28255 (Zip Code)

704.386.5681
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 2, 2008, Bank of America Corporation ("Bank of America") announced that John Thain will be named president of Global Banking, Securities and Wealth Management, a newly created unit consisting what is now in Global Corporate and Investment Banking and most of what is now in Global Wealth and Investment Management, effective upon completion of the merger of Merrill Lynch & Co. ("Merrill Lynch") and Bank of America.  Mr. Thain, age 53, has served as Chairman of the Board and Chief Executive Officer of Merrill Lynch since December 2007. Prior thereto he served as Chief Executive Officer and a director of NYSE Euronext, Inc. and its predecessor companies, NYSE Group, Inc. and New York Stock Exchange Inc., from January 2004 until November 2007; President and Chief Operating Officer of The Goldman Sachs Group, Inc. from July 2003 to January 2004; and President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. from May 1999 to June 2003.  Mr. Thain also is a director of BlackRock, Inc.

Also on October 2, 2008, Bank of America announced that Brian Moynihan, currently president of Global Corporate and Investment Banking, will become president of Private Equity and Global Operations, effective upon completion of the merger. Mr. Moynihan also will assume responsibility for the Bank of America private equity business, LaSalle Global Trust Services, Enterprise Technology and Delivery, Legal, and Supply Chain Management effective immediately. Mr. Moynihan will continue as president of Global Corporate and Investment Banking until the merger occurs.

Mr. Thain and Mr. Moynihan will assume their new positions upon completion of the merger. An Agreement and Plan of Merger dated as of September 15, 2008 (the "Merger Agreement") providing for the merger has been approved by the Boards of Directors of Bank of America and Merrill Lynch and is subject to customary closing conditions, including regulatory and stockholder approvals.

A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

Additional Information About this Transaction

In connection with the proposed merger, Bank of America has filed with the SEC a Registration Statement on Form S-4 that includes a preliminary joint proxy statement of Bank of America and Merrill Lynch that also constitutes a prospectus of Bank of America. Bank of America and Merrill Lynch will mail the definitive joint proxy statement/prospectus to their respective stockholders. Bank of America and Merrill Lynch urge investors and security holders to read the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (http://www.sec.gov/).You may also obtain these documents, free of charge, from Bank of America's website (http://www.bankofamerica.com/) under the tab "About Bank of America" and then under the heading  "Investor Relations" and then under the item  "SEC Filings". You may also obtain these documents, free of charge, from Merrill Lynch's website (http://www.ml.com/) under the tab "Investor Relations" and then under the heading "SEC Filings."

Proxy Solicitation

Bank of America, Merrill Lynch and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Bank of America's executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2008. You can find information about Merrill Lynch's executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2008. You can obtain free copies of these documents from Bank of America and Merrill Lynch using the contact information above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated October 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:       /s/ TERESA M. BRENNER
                                                                                    Teresa M. Brenner
                                                                                    Associate General Counsel

Dated:  October 7, 2008

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated October 2, 2008